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                                                                 Exhibit 99.1


                             AMENDMENT NO. 1 TO THE
                            CLASS A RIGHTS AGREEMENT
                         OF BEN & JERRY'S HOMEMADE, INC.

         This Amendment No. 1, dated as of April 11, 2000, amends the Class A Rights Agreement dated as of July 30, 1998 (the "Class A Rights Agreement"), between Ben & Jerry's Homemade, Inc., a Vermont corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). Terms defined in the Class A Rights Agreement and not otherwise defined herein are used herein as so defined.

                              W I T N E S S E T H:

         WHEREAS, on July 30, 1998, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Class A Rights Agreement, shares of the Company's Class A Common Stock;

         WHEREAS, on July 30, 1998, the Board of Directors of the Company authorized and declared a dividend distribution of one Class A Right for every share of Class A Common Stock of the Company outstanding on the Dividend Record Date and authorized the issuance of one Class A Right (subject to certain adjustments) for each share of Class A Common Stock of the Company issued between the Dividend Record Date and the Distribution Date;

         WHEREAS, the Distribution Date has not occurred; and

         WHEREAS, pursuant to Section 27 of the Class A Rights Agreement, the Board has approved an amendment of certain provisions of the Class A Rights Agreement as set forth below;

         NOW, THEREFORE, the Class A Rights Agreement is hereby amended as follows:

         1. Section 1(a) is amended by deleting the phrase "or (v)" after clause
(iv) and adding the following language:

                  ", (v) an Exempt Person, or (vi)"


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         2. A new definition is added after Section 1(aa) and before Section
1(bb) as follows:

                  "(aa')  "Exempt Person" shall mean:

                  (I) Ben Cohen, so long as his Beneficial Ownership of Common Stock does not exceed (x) 15% of the shares of Common Stock then outstanding PLUS (y) all or any part of the number of shares of Class B Common Stock held by Ben Cohen before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction;

                  (II) Jerry Greenfield so long as his Beneficial Ownership of Common Stock does not exceed (x) 15% of the shares of Common Stock then outstanding PLUS (y) all or any part of the number of shares of Class B Common Stock held by Jerry Greenfield before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction;

                  (III) Jeffrey Furman so long as his Beneficial Ownership of Common Stock does not exceed (x) 15% of the shares of Common Stock then outstanding PLUS (y) all or any part of the number of shares of Class B Common Stock held by Jeffrey Furman before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction;

                  (IV) Ben Cohen, Jerry Greenfield and Jeffrey Furman acting together, or any two of them acting together, so long as their combined Beneficial Ownership of Common Stock does not exceed:

                           (w) if all three such persons act together (A) 15% of the shares of Common Stock then outstanding PLUS (B) all or any part of the number of shares of Class B Common Stock held by Ben Cohen before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction PLUS (C) all or any part of the number of shares of Class B Common Stock held by Jerry Greenfield before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction PLUS (D) all or any part of the number of shares of Class B Common Stock held by Jeffrey Furman before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction.

                           (x) if Ben Cohen and Jerry Greenfield act together
                           (A) 15% of the shares of Common Stock then outstanding PLUS (B) all or any part of the number of shares of Class B Common Stock held by Ben Cohen before July 30, 1998, as adjusted for any stock splits, stock


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                           dividends or similar corporate transaction PLUS (C)
                           all or any part of the number of shares of Class B Common Stock held by Jerry Greenfield before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction.

                           (y) if Ben Cohen and Jeffrey Furman act together (A) 15% of the shares of Common Stock then outstanding PLUS (B) all or any part of the number of shares of Class B Common Stock held by Ben Cohen before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction PLUS (C) all or any part of the number of shares of Class B Common Stock held by Jeffrey Furman before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction.

                           (z) if Jerry Greenfield and Jeffrey Furman act together (A) 15% of the shares of Common Stock then outstanding PLUS (B) all or any part of the number of shares of Class B Common Stock held by Jerry Greenfield before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction PLUS (C) all or any part of the number of shares of Class B Common Stock held by Jeffrey Furman before July 30, 1998, as adjusted for any stock splits, stock dividends or similar corporate transaction.

                  (V) Conopco, Inc., a New York corporation ("Conopco"), and its Affiliates solely to the extent any such Person becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding by reason of the execution of, or the consummation of the transactions contemplated by, the Agreement and Plan of Merger, dated as of April 11, 2000 (the "Merger Agreement"), by and among Conopco, Vermont All Natural Expansion Company and the Company and the Stock Option Agreement, dated as of April 11, 2000, by and between Conopco and the Company; PROVIDED, that this Section 1(aa')(V) shall be of no further force and effect at and after such time as the Merger Agreement is terminated pursuant to Section 8.01 thereof.

         3. Section 1 (cc) is amended by deleting the phrase "or (iv)" after clause (iii) in the last sentence and adding the following language:

                   ", (iv) an Exempt Person, or (v)"


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         4. Section 24(a) is amended by deleting the phrase "or (iv)" after clause (iii) in the last sentence and adding the following language:

                  ", (iv) an Exempt Person, or (v)"

             [The Remainder of the Page is Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Class A Rights Agreement to be duly executed as of the day and year first above written.

                                  BEN & JERRY'S HOMEMADE, INC.

                                  By:
                                     ----------------------------
                                  Title:  Chief Financial Officer

Attest:

By:
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                                  AMERICAN STOCK TRANSFER &
                                   TRUST COMPANY

                                  By:
                                     -----------------------------
                                  Title:

Attest:

By:
   ---------------------------


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